Exhibit 10.8

AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (the “Amendment”) dated as of March 1, 2021, as previously amended as of January 1, 2022 and March 31, 2023 and amended as of March 25, 2026 (the “Effective Date”) by and between Bit Digital, Inc., a Cayman Island exempted company, with its principal business at 31 Hudson Yards, 11th Fl., New York, New York 10001 (the “Company”) and Sam Tabar, with an address at 16 Rua do Monte Olivete, Lisbon Portugal 1200-280 (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of March 1, 2021 (the “Agreement”);

WHEREAS, the Company and the Executive entered into an Amendment to Employment Agreement effective as of the January 1, 2022;

WHEREAS, the Company and the Executive entered into Amendment No 2 and Employment Agreement effective dated as of March 31, 2023;

WHEREAS, the Executive has played a substantial role in the growth of the Company; and

WHEREAS, the Company desires to further extend the term of the Agreement for an additional two (2) years as Chief Executive Officer upon the terms and conditions set forth in the Amendment.

NOW, THEREFORE, in consideration of the mutual premises and covenants and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

1. Section 2. Term of Agreement is amended to read as follows: “Subject to earlier termination pursuant to Section 8 below, the employment relationship created hereunder shall continue from the Effective Date until March 31, 2027.” The term of employment shall, for additional one-year terms on the second anniversary date of the Effective Date, be deemed automatically renewed and extended upon the same terms and conditions (the “Renewal Term”) unless either party, at least ninety (90) calendar days prior to the expiration of the Initial Term, shall give written notice to the other of his or its intention not to renew such employment term (a “Non-Renewal Notice”). The period during which Executive is employed under this Agreement (including any Renewal Term) will be referred to as the “Employment Period.”

2. Section 5. Compensation for Services. The first sentence of Section 5(a) Base Salary is hereby amended to read as follows:

“Executive shall receive an annual salary of Five Hundred Thousand ($500,000) Dollars during the term of this Amendment, payable no less frequently than semi-monthly in accordance with the Company’s regular payroll practice (the “Base Salary”).”

3. Section 5(c). Except as set forth herein, the Agreement, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the 25th day of March 2026.

“EXECUTIVE”	BIT DIGITAL, INC.

/s/ Sam Tabar	By:	/s/ Erke Huang
Sam Tabar		Name:	Erke Huang
		Title:	Chief Financial Officer and Director